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                                                                    EXHIBIT 10.1

                 EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 -----------------------------------------------


         This Eighth Amendment to Loan and Security Agreement (the "AMENDMENT") is made on October 21, 2002 by GMAC Business Credit, LLC ("LENDER") and ROCKY SHOES & BOOTS, INC. and LIFESTYLE FOOTWEAR, INC. ("BORROWERS").

                                    RECITALS
                                    --------

         A. Borrowers and Lender entered into a Loan and Security Agreement dated September 18, 2000 (as amended from time to time, including by this Amendment, the "LOAN AGREEMENT"). Capitalized terms used in this Amendment shall have the meanings set forth in the Loan Agreement unless otherwise defined in this Amendment; words placed in brackets "[ ]" are for convenience only and are not intended to effect the substance of this Amendment.

         B. Borrowers and Lender wish to amend the Loan Agreement as set forth below.

         THEREFORE, in consideration of the mutual promises and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS
                              --------------------

         1. The reference to "$50,000,000.00" in Section 1(a) of the Loan Agreement [maximum outstanding loans] is amended to read "$45,000,000.00".

         2. Section 1(d) of the Loan Agreement is amended in its entirety to read as follows:




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                  (d)      Subject to SECTION 3.8 below, the applicable interest
                           rate (prior to an Event of Default) on all Obligations is initially the Prime Rate per annum OR 2.375% per annum in excess of the applicable LIBOR Rate (the foregoing interest rates are referred to as the "BASE RATES", a "BASE RATE," a "PRIME BASE RATE" or a "LIBOR BASE RATE", as applicable); provided, however if Borrowers' consolidated net income for fiscal year 2002 (based on audited financial statements prepared in accordance with GAAP) is less than $2.0 million before extraordinary and nonrecurring items, the applicable interest rates will revert to the rates provided set forth in the original Loan Agreement (one-quarter percent (0.25%) per annum in excess of the Prime Rate and two and one-half percent (2.50%) in excess of the applicable LIBOR Rate).

         3. The reference to "September 18, 2003" in Section 1(e) of the Loan Agreement [the term of the Loan Agreement] is amended to read "September 30, 2005".

         4. The reference to "$5,000" in Section 1(f) of the Loan Agreement [monthly loan administration fee] is amended to read "$2,500".

         5. The definition of Availability Reserve is amended in its entirety to read as follows:

                  "AVAILABILITY RESERVE" means $1,000,000.00 unless Borrowers' consolidated net income for fiscal year 2002 (based on audited financial statements prepared in accordance with GAAP) is at least $2.0 million before extraordinary and nonrecurring items, in which case the Availability Reserve will be reduced to $500,000, effective upon Lender's receipt of such financial statements.

         6. The reference to "180 days" in subpart (3) of the definition of Eligible Accounts [maximum permitted days past invoice date or shipment on dated accounts] is amended to read "210 days."

         7. The definition of Fixed Charge Coverage Ratio is amended in its entirety to read as follows:







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                  "FIXED CHARGE COVERAGE RATIO" means the ratio of (i) EBITDA
                  MINUS internally funded capital expenditures to (ii) interest, scheduled principal payments on long term indebtedness and scheduled payments on capitalized leases and all income taxes, all as determined according to generally accepted accounting principles, consistently applied for the twelve month period ending on the applicable measurement date.

         8. Section 3.6 of the Loan Agreement is amended in its entirety to read as follows:

                 3.6 TERMINATION PREMIUM. If this Agreement is terminated (including by application of SECTION 9.6) at any time prior to the expiration of the Initial Term voluntarily by Parent or by Lender upon the occurrence of an Event of Default that is not timely cured, Borrowers shall be obligated to pay Lender a termination premium equal to the following (the "TERMINATION PREMIUM"):

                           (a) 1% of the Revolving Advance Limit if terminated
                  before September 30, 2003;

                           (b) one-half percent (0.50%) of the Revolving Advance
                  Limit if terminated after September 30, 2003 but before October 1, 2004; and

                           (c) zero after October 1, 2004.

         The Termination Premium will also be due and payable in connection with termination of this Agreement or payment of the Obligations by any trustee or debtor-in-possession in any Insolvency Proceeding. The Termination Premium is presumed to be a reasonable estimate of the amount of damages sustained by Lender as a result of the early termination of this Agreement and Borrower agrees that such amount is reasonable under the circumstances currently existing.

         9. The phrase in Section 3.6(b)(ii) of the Loan Agreement "up to one-half" [amount of the Loans for which Borrowers may elect the LIBOR Rate Option] is amended to read "up to three-quarters."

         10. Section 8.6 of the Loan Agreement is amended in its entirety to read as follows:

                  AUDITS AND EXAMINATIONS. Permit (a) Lender's representatives to conduct on-site audits and examinations (an "EXAMINATION") of Borrowers' business operations and Business Records as often as Lender desires, (b) appraisers selected by Lender access to Borrowers' Inventory for purposes of performing





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         appraisals (an "APPRAISAL"). Borrowers will pay (i) $750.00 per day per auditor plus out-of-pocket expenses incurred by Lender for each Examination performed by or on behalf of Lender, and (ii) up to $11,000 plus out-of-pocket costs and expenses for each Appraisal; PROVIDED HOWEVER, absent an Event of Default, Borrowers shall only be obligated to reimburse Lender for 2 Appraisals per calendar year. Borrowers must reimburse Lender for all costs incurred in connection with Examinations and Appraisals within ten (10) Business Days after receipt of an invoice therefor.

         11. Section 8.11 of the Loan Agreement is amended in its entirety to read as follows:

                  8.11     FINANCIAL COVENANTS.

                           (a) achieve Net Worth of at least $47 million as of
                  December 31, 2002 (adjusted for the effect of any permitted stock redemptions), with such amount increasing by 75% of Borrower's projected net income for each fiscal quarter thereafter (based upon annual projections provided by Borrowers by November 30 of each year); provided that Net Worth shall not be less than $45.8 million (adjusted for the effect of any permitted stock redemptions) at any time. The Net Worth covenant shall be measured as of the last day of each fiscal quarter.

                           (c) achieve a Fixed Charge Coverage Ratio of at least
                  1.6:1 on a trailing twelve month basis measured at the end of each fiscal quarter.

         12. Upon execution of this Amendment, Borrowers shall pay Lender an amendment fee of $50,000.00 which will be fully earned on the date of this Amendment and may be charged to Borrowers' Revolving Loans.

         13. Except as amended by this Amendment, all the terms and conditions in the Loan Agreement remain in full force and effect.

         14. This Amendment constitutes the entire agreement of the parties in connection with the subject matter of this Amendment and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.






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         15. Borrowers and the signatory noted below represent that all necessary corporate action to authorize Borrowers to enter into this Amendment has been taken, including, without limitation, board of directors approval and resolutions necessary to authorize Borrowers' execution of this Amendment.

         16. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and all of such counterparts together shall constitute but one and the same agreement.

         17. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan.

GMAC BUSINESS CREDIT, LLC                ROCKY SHOES & BOOTS, INC

By: /s/ Venkat R. Venkatesan             By:    /s/ Mike Brooks
    -----------------------------------     ------------------------------------
      Venkat R. Venkatesan                    Michael Brooks
      Vice President                          President/Chief Executive Officer


LIFESTYLE FOOTWEAR, INC.

By:/s/ Mike Brooks
   ------------------------------------
      Michael Brooks
      President/Chief Executive Officer



















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